                                                                   EXHIBIT 10-AM




                         RECEIVABLES TRANSFER AGREEMENT



                           Dated as of June 19, 1996



                                 by and between



                             FOXMEYER DRUG COMPANY



                                      and



                             FOXMEYER FUNDING, INC.
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                               TABLE OF CONTENTS

                                                                                                                     Page
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                                                        ARTICLE I

                                              DEFINITIONS AND INTERPRETATION

SECTION 1.01.  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
SECTION 1.02.  Other Terms and Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

                                                        ARTICLE II

                                                 TRANSFERS OF RECEIVABLES

SECTION 2.01.  Agreement to Transfer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
SECTION 2.02.  Grant of Security Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
SECTION 2.03.  Addition of Originators  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
SECTION 2.04.  Termination of Status as an Originator . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

                                                       ARTICLE III

                                                    CONDITIONS OF SALE

SECTION 3.01.  Conditions Precedent to the Initial Sale . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
SECTION 3.02.  Conditions Precedent to All Sales  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

                                                        ARTICLE IV

                                        REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 4.01.  Representations and Warranties of the Originators  . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
SECTION 4.02.  Covenants of the Originators . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
SECTION 4.03.  Negative Covenants of the Originators  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
SECTION 4.04.  Breach of Representations, Warranties or Covenants . . . . . . . . . . . . . . . . . . . . . . . . . .  23

                                                        ARTICLE V

                                                     INDEMNIFICATION

SECTION 5.01.  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
SECTION 5.02.  Assignment of Indemnities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25





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
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                                                        ARTICLE VI

                                                 FFI LOANS TO THE PARENT

SECTION 6.01.  FFI Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
SECTION 6.02.  Notices Relating to Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
SECTION 6.03.  Disbursement of Loan Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
SECTION 6.04.  Parent Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
SECTION 6.05.  Principal Repayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 6.06.  Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 6.07.  Time and Method of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

                                                       ARTICLE VII

                                                   COLLATERAL SECURITY

SECTION 7.01.  Security Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
SECTION 7.02.  Indebtedness Secured . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
SECTION 7.03.  Other Collateral; Rights in Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
SECTION 7.04.  Further Action Evidencing Security Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

                                                       ARTICLE VIII

                                                      MISCELLANEOUS

SECTION 8.01.  Notices, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 8.02.  No Waiver; Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 8.03.  Binding Effect; Assignability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 8.04.  No Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 8.05.  Amendments; Consents and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 8.06.  GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . .  29
SECTION 8.07.  Execution in Counterparts; Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 8.08.  Descriptive Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 8.09.  No Setoff  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 8.10.  Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 8.11.  Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 8.12.  Assignment of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31


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SCHEDULE 1       LIST OF CHIEF EXECUTIVE OFFICES OF ORIGINATORS, PLACES OF BUSINESS OF ORIGINATORS AND OTHER OFFICES
                 WHERE RECORDS ARE KEPT

SCHEDULE 2       LIST OF PRIOR, TRADE, FICTITIOUS, ASSUMED  OR "DOING BUSINESS AS" NAMES

EXHIBIT A        FORM OF ASSIGNMENT
EXHIBIT B        FORM OF PARENT NOTE

ANNEX X          DEFINITIONS AND INTERPRETATION





                                      iii
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                 RECEIVABLES TRANSFER AGREEMENT, dated as of June 19, 1996
(this "AGREEMENT"), between FOXMEYER DRUG COMPANY, a Delaware corporation (the "PARENT" or an "ORIGINATOR" and, together with all other Persons added pursuant to Section 2.03, the "ORIGINATORS"), and FOXMEYER FUNDING, INC., a Delaware corporation ("FFI").

                                R E C I T A L S

                 A.       The Parent owns all of the outstanding stock of FFI.

                 B. FFI has been formed for the sole purpose of acquiring all trade receivables originated by the Originators.

                 C. Each Originator intends to sell, and FFI intends to purchase, such trade receivables, from time to time, as described herein.

                 D. The Parent may also, from time to time, contribute capital to FFI in the form of Contributed Receivables or cash.

                 The parties agree as follows:


                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

                 SECTION 1.01. Definitions. Except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in Annex X hereto, which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

                 SECTION 1.02. Other Terms and Interpretation. All other terms and the interpretation of this Agreement shall be as set out in Annex X hereto.


                                   ARTICLE II

                            TRANSFERS OF RECEIVABLES

                 SECTION 2.01.  Agreement to Transfer.

                 (a) On and after the date of this Agreement, each Originator agrees to sell or, in the case of the Parent, sell or contribute, to FFI all Receivables originated by such Originator. On or before the Effective Date, each Originator and FFI shall enter into a separate Certificate of Assignment substantially in the form of Exhibit A hereto (individually, an "ASSIGNMENT" and collectively, the "ASSIGNMENTS").

                 (b) Each Originator shall, on the Effective Date and on each date thereafter (or if such date is not a Business Day, the following Business Day, each such date, a "TRANSFER DATE"), transfer to FFI all outstanding Receivables originated and owned by such Originator through such date. On each Transfer Date, each Originator shall identify (i) all outstanding Receivables originated through such date which are owned by such Originator on such date, (ii) if such Originator is the Parent, at its option, certain Receivables to be contributed to FFI (the "CONTRIBUTED RECEIVABLES"), and (iii) in the case of any Originator, including the Parent, all such Receivables not previously identified as purchased and sold or contributed, to be purchased by FFI and sold by such Originator (the "SOLD RECEIVABLES"). Each such identification shall be made as of the opening of business of the relevant Originator on each such Transfer Date. Each Originator may deliver to FFI a Request Notice making such identification, provided that each Originator shall keep such records necessary to promptly deliver a Request Notice in respect of each prior Transfer Date if requested by FFI or the Operating Agent. To the extent not identified by the Parent as being contributed or any Originator as sold, the transfer of such Receivables to FFI shall be deemed to have been a purchase by FFI and sale by such Originators on such Transfer Date.

                 (c) The price paid for the Sold Receivables shall be the Sale Price. Such Sale Price shall be paid by means of an immediate cash payment to the relevant Originator on the Transfer Date. On each Transfer Date, the Sold Receivables and Contributed Receivables shall be assigned to FFI, and on such Transfer Date, FFI shall pay the Sale Price for such Sold Receivables. The Sale Price shall be payable by wire transfer on the Transfer Date to the relevant Originator in immediately available funds to an account designated by the Parent (and approved by the Operating Agent).

                 (d) On and after each Transfer Date hereunder, FFI shall own the Transferred Receivables (assuming payment by FFI in accordance with Section 2.01(c) hereof in the case of Sold Receivables) and no Originator shall take any action inconsistent with such ownership, nor shall any Originator claim any ownership interest in any such Transferred Receivables.

                 (e) Until the occurrence of an Event of Servicer Termination or a resignation of the Servicer pursuant to the Purchase Agreement, (i) the Parent, as Servicer, shall conduct the servicing, administration and collection of such Transferred Receivables and shall take, or cause to be taken, all such actions as may be necessary or advisable to service, administer and collect such Transferred Receivables, from time to time, all in accordance with (A) the terms of the Purchase Agreement, (B) customary and prudent servicing procedures for trade receivables of a similar type and (C) all applicable laws, rules and regulations, and (ii) documents relating to Transferred Receivables shall be held in trust by the Parent, as Servicer, for the benefit of FFI and its assignees as the owners thereof, and possession of any incident relating to the Transferred Receivables and

Contracts so retained is for the sole purpose of facilitating the servicing of the Transferred Receivables. Such retention and possession thereof is at the will of FFI and its assignees and in a custodial capacity for their benefit only. Each Sale by the Originators, and in the case of the Parent, Sale and contribution, to FFI is made without recourse to the Originators, except as set forth in Section 4.04 hereof.

                 SECTION 2.02. Grant of Security Interest. It is the intention of the parties hereto that each transfer of Transferred Receivables to be made hereunder shall constitute a purchase and sale or capital contribution, as the case may be, and not a loan. In the event, however, that a court of competent jurisdiction were to hold that any transaction provided for hereby constitutes a loan and not a purchase and sale or capital contribution, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law and that each Originator shall be deemed to have granted to FFI a first priority security interest in all of such Originator's right, title and interest in, to and under the Transferred Receivables, all payments of principal, interest, fees, charges and indemnities on or under such Transferred Receivables and all Proceeds of any such Transferred Receivables.

                 SECTION 2.03.  Addition of Originators.  Any Subsidiary or
Affiliate of the Parent may become an Originator hereunder if the Rating Agency Condition is satisfied with respect to such addition. The Parent and its Subsidiary or Affiliate that is proposed to be added as an Originator shall give to FFI and its assigns prior written notice of its desire to add such Subsidiary or Affiliate as an Originator. Once the notice has been given, any addition of a Subsidiary or Affiliate of the Parent as an Originator pursuant to this Section 2.03 shall become effective on the first Business Day following the date on which (i) the Rating Agency Condition has been satisfied, (ii) the Subsidiary or Affiliate and the parties hereto shall have executed and delivered the agreements, instruments and other documents and the amendments or other modifications to the Related Documents, in form and substance reasonably satisfactory to FFI and the Operating Agent, that FFI and the Operating Agent reasonably determine are necessary or appropriate to effect the addition and
(iii) the Operating Agent shall have given written notice of its approval of
such addition.   Upon such effectiveness, any reference to "Originators" in this Agreement shall refer to the Originators and the Subsidiary or Affiliate of the Parent added as an Originator pursuant to this Section collectively or individually as the context shall require.

                 SECTION 2.04.  Termination of Status as an Originator.

                 (a) At any time when more than one Person is an Originator, an Originator may terminate its obligations as an Originator hereunder if:

                         (i) such Originator (a "TERMINATING ORIGINATOR") shall have given FFI and its assigns not less than 30 days' prior written notice of its intention to terminate,

                        (ii) an Authorized Officer of the Terminating Originator shall have certified that the termination by the Terminating Originator of its status as an Originator will not have a material adverse effect on the business, financial condition, operations or assets of FFI, and

                       (iii) both immediately before and after giving effect to the termination by the Terminating Originator, no Termination Event shall have occurred and be continuing or shall reasonably be expected to occur as a result of such termination.

                 Any termination by an Originator shall become effective on the first Business Day that follows the day on which the requirements of clauses
(i) through (iii) shall have been satisfied (or such later date specified in the notice or certificate referred to in the clauses). Upon such effectiveness, any reference to "Originators" in this Agreement shall refer to the Originators excluding the Terminating Originator. Any termination by an Originator shall terminate its rights and obligations hereunder; provided, however, that the termination shall not relieve the Terminating Originator of obligations which relate to Transferred Receivables originated by or obligations of the Terminating Originator prior to the effective date of the termination.

                 (b) An Originator's right and obligation to sell its Receivables to FFI shall terminate immediately if the Originator ceases to be the Parent or a Subsidiary or Affiliate of the Parent; provided, however, that the termination shall not relieve the Originator of obligations which relate to Transferred Receivables originated by or obligations of the Originator prior to the effective date of the termination.


                                  ARTICLE III

                               CONDITIONS OF SALE

                 SECTION 3.01. Conditions Precedent to the Initial Sale. The initial Sale hereunder is subject to the following conditions precedent that FFI shall have received on or before the date of the Effective Date, each dated such date (unless otherwise indicated), in form and substance satisfactory to
FFI:

                 (a)      an Assignment executed by each Originator;

                 (b) a copy of resolutions duly adopted by the Board of Directors of each Originator approving this Agreement, the Assignment and the other documents to be delivered by it hereunder and the transactions and matters contemplated hereby, certified by its Secretary or Assistant Secretary;

                 (c) the charter, as amended, of each Originator, certified by the Secretary of State of such Originator's respective state of incorporation, dated not earlier than 10 days prior to the Effective Date;

                 (d) a good standing certificate for each Originator issued by the Secretary of State of such Originator's respective state of incorporation, dated not earlier than 10 days prior to the date of the Effective Date;

                 (e) a copy of each Originator's by-laws, as amended, certified by such Originator's Secretary or Assistant Secretary;

                 (f) a certificate of the Secretary or Assistant Secretary of each Originator certifying the names and true signatures of the officers authorized on behalf of such Originator to sign this Agreement, the Assignment, and the other documents to be delivered by such Originator hereunder (on which certificate FFI may conclusively rely until such time as FFI shall receive from any Originator a revised certificate meeting the requirements of this Section 3.01(a)(f)) and certifying that (A) the charter of such Originator has not changed since the date of the certificate referred to in Section 3.01(a)(c),
(B) such Originator is still in good standing in all jurisdictions where it does business, including, without limitation, those referred to in Section 3.01(a)(d);

                 (g) copies of proper financing statements (Form UCC-1 or similar financing statement acceptable to the Operating Agent), dated on or prior to the Effective Date, naming each Originator as the assignor of the Transferred Receivables and FFI as assignee, or other similar instruments or documents, in form and substance sufficient for filing under the UCC or any comparable law of any and all jurisdictions as may be necessary or, in the opinion of the Operating Agent desirable to perfect FFI's ownership interest in all Transferred Receivables, in each case in which an interest may be assigned hereunder;

                 (h) copies of properly executed termination statements or statements of release (Forms UCC-2 or UCC-3 or similar termination statement acceptable to the Operating Agent) or other similar instruments or documents, if any, in form and substance satisfactory for filing under the UCC or any comparable law of any and all jurisdictions as may be necessary, in the opinion of the Operating Agent, to release all security interests and similar rights of any Person in the Receivables previously granted by any Originator;

                 (i) certified copies of requests for information or copies (Form UCC-11) (or a similar search report certified by a party acceptable to the Operating Agent), dated a date reasonably near and prior to the Effective Date, listing all effective financing statements and other similar instruments and documents, which name any Originator (under its present name and any previous name) as debtor and which are filed in the jurisdictions in which filings are to be made pursuant to such Subsections (vii) and (viii) above, together with copies of such financing statements;

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                 (j)      any necessary third party consents to the closing of
the transactions contemplated hereby, in the form and substance reasonably satisfactory to the Operating Agent;

                 (k) the Intercreditor Agreement, duly executed by the parties thereto;

                 (l) the Lockbox Agreements in respect of each Lockbox Account, in each case duly executed by the parties thereto and acknowledged and agreed to by the applicable Lockbox Bank; and

                 (m) evidence that (i) Harris Wholesale, Inc., a Delaware corporation, shall have been merged with and into FoxMeyer Drug Company, a Kansas corporation with FoxMeyer Drug Company, a Kansas corporation being the surviving corporation, (ii) FoxMeyer Drug Company, a Delaware corporation, shall have been merged with and into FoxMeyer Drug Company, a Kansas corporation with FoxMeyer Drug Company, a Kansas corporation being the surviving corporation, (iii), FMDC Company, a Delaware corporation formed by FoxMeyer Corporation, shall have changed its name to FoxMeyer Drug Company, a Delaware corporation, and (iv) FoxMeyer Drug Company, a Kansas corporation shall have merged with and into FoxMeyer Drug Company, a Delaware corporation (formerly known as FMDC Company) with FoxMeyer Drug Company, a Delaware corporation (formerly known as FMDC Company) being the surviving corporation (and the Parent and Originator hereunder) and all fees and taxes due by the constituent corporations in such mergers, or assumable in connection with such mergers shall have been paid. As of the Effective Date, FMDC Company shall have engaged in no activities, acquired no assets and incurred no liabilities except in connection with the formation of FMDC Company and the foregoing mergers.

                 SECTION 3.02. Conditions Precedent to All Sales. The obligation of FFI to pay for each Sold Receivable on each Transfer Date (including the initial Transfer Date) shall be subject to the further conditions precedent that on such Transfer Date:

                 (a) The following statements shall be true (and delivery by any Originator of a Request Notice, the identification or deemed identification of any Receivables pursuant to Section 2.01(b) and the acceptance by each Originator of the Sale Price for any Receivables on any Transfer Date shall constitute a representation and warranty by each Originator that on such Transfer Date such statements are true):

                         (i) the representations and warranties of such Originator contained in Section 4.01 shall be correct on and as of such Transfer Date in all material respects (except with respect to Section 4.01(b) and those already so qualified which are true and correct in all respects), before and after giving effect to the Sale of Receivables on such Transfer Date and to the application of proceeds therefrom, as though made on and as of such date;

                        (ii) no event has occurred, or would result from the Sale of Receivables on such Transfer Date or from the application of the proceeds therefrom, which constitutes a Termination Event or would constitute a Termination Event but for the requirement that notice be given or time elapse or both; and

                       (iii) such Originator is in compliance with each of its covenants and other agreements set forth herein; and

                 (b) each Originator shall have taken such other action, including delivery of approvals, consents, opinions, documents and instruments to FFI, as FFI may reasonably request or which a Rating Agency may request.

                                   ARTICLE IV

                   REPRESENTATIONS, WARRANTIES AND COVENANTS

                 SECTION 4.01. Representations and Warranties of the Originators. Each Originator represents and warrants as to itself to FFI as of each Transfer Date, which representations and warranties are or will be true and correct as of such Transfer Date, (it being understood that representations and warranties as of a specified date shall only be made (or deemed made or repeated) as of such specified date) that:

                 (a)      With respect to each Originator:

                         (i) such Originator is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business and is in good standing in every jurisdiction where its ownership or lease of property or the nature or conduct of its business requires such qualification (except for those foreign jurisdictions where the failure to be duly qualified to do business or be in good standing could not reasonably be expected to result in a Material Adverse Effect);

                        (ii) such Originator has the corporate power, authority and the legal right (A) to conduct its business as it is presently, heretofore or proposed to be conducted, (B) to own, pledge, mortgage, or otherwise encumber, operate and convey all of its properties and assets, and (C) to execute and deliver this Agreement and the Related Documents to which it is a party and to perform the transactions contemplated hereby and thereby;

                       (iii) such Originator is in compliance with (A) its articles or certificate of incorporation, bylaws and other organizational documents as appropriate, and (B) all applicable provisions of law (except where the failure to be in compliance could not reasonably be expected to result in a Material Adverse Effect);

                        (iv) the execution, delivery and performance by such Originator of this Agreement and the Related Documents to which it is a party and the transactions contemplated hereby and thereby (A) are within such Originator's corporate power, (B) have been duly authorized by all necessary corporate or other action on the part of such Originator, (C) do not contravene or cause such Originator to be in default under (1) such Originator's certificate or articles of incorporation or by-laws, (2) any contractual restriction with respect to any Debt of such Originator or contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on or affecting such Originator, its affiliates or their or its respective property, the breach or termination of which could reasonably be expected to cause a Material Adverse Effect, or (3) any law, rule, regulation, order, writ, judgment, award, injunction or decree applicable to, binding on or affecting such Originator, or its property and (D) do not result in or require the creation of any Adverse Claim upon or with respect to the Collateral or any material portion of its other properties (other than in favor of FFI with respect to this Agreement and Redwood and the Collateral Agent under the Purchase Agreement);

                         (v) this Agreement and the Related Documents to which the Originator is a party have each been duly executed and delivered by such Originator;

                        (vi) no approval or consent of, notice to, filing with or licenses, permits, qualifications or other action by any Governmental Authority or any other party, is required or necessary for the conduct of such Originator's business as currently conducted and for the due execution, delivery and performance by such Originator of this Agreement or any of the Related Documents to which it is a party or by which it may be bound or for the perfection of or the exercise by FFI, Redwood, the Operating Agent or the Collateral Agent of any of their rights or remedies thereunder or hereunder, other than approvals, consents, notices, filings, licenses and other actions which have been obtained or made and complete copies of which have been provided to Redwood, the Operating Agent and the Collateral Agent (except where the failure to be in compliance could not reasonably be expected to result in a Material Adverse Effect);

                       (vii) this Agreement and the other Related Documents delivered by such Originator are the legal, valid and binding obligations of such Originator enforceable against such Originator in accordance with their respective terms subject to (A) any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforceability of creditors' rights generally and (B) general equitable principles, whether applied in a proceeding at law or in equity;

                      (viii) there is no pending or, to the knowledge of such Originator, threatened, nor any reasonable basis for any, action, suit or proceeding against or affecting such Originator, its officers or directors, or the property of such Originator, in any court or tribunal, or before any arbitrator of any kind or before or by any Governmental Authority (A) asserting the invalidity or unenforceability of this Agreement or any of the Related Documents,
         (B) seeking to prevent the transfer, sale, pledge or contribution of any Receivable or the consummation of any of the transactions contemplated hereby or thereby, or (C) seeking any determination or ruling that could reasonably be expected to result in a Material Adverse Effect;

                        (ix) no injunction, writ, restraining order or other order of any nature adverse to such Originator or the conduct of its business or which is inconsistent with the due consummation of the transactions contemplated by this Agreement or the Purchase Agreement or any of the other Related Documents has been issued by a Governmental Authority nor been sought, to the knowledge of such Originator, by any Person;

                         (x) the principal place of business, chief executive office and all other places of business of such Originator are located at the address of such Originator referred to in Schedule 1 and there are now no, and during the past four months there have not been any, other locations where such Originator is located (as that term is used in the UCC of the jurisdiction where such principal place of business is located) or keeps Records;

                        (xi) the legal name of such Originator is as set forth at the beginning of this Agreement and, except as set forth in
         Schedule 2, such Originator has not changed its name in the last five years, and during such period such Originator did not use, nor does such Originator now use, any trade names, fictitious names, assumed names or "doing business as" names except as set forth in Schedule 2;

                       (xii) such Originator is Solvent and will not become Insolvent after giving effect to the transactions contemplated by this Agreement and the Related Documents;

                      (xiii) for federal income tax, reporting and accounting purposes (except in any consolidated financial statements and consolidated tax returns), such Originator will treat the sale of each Sold Receivable sold or assigned pursuant to this Agreement as a sale of, or absolute assignment of, its full right, title and ownership interest in such Receivable to FFI, and all Contributed Receivables shall be accounted for as an increase in the stated capital of FFI, and such Originator has not in any other respect accounted for or treated the transactions contemplated by this Agreement or the Related Documents;

                       (xiv) such Originator has complied in all material respects with all applicable laws, rules, regulations, and orders with respect to it, its business and properties and all Transferred Receivables and related Contracts (including without limitation, all applicable environmental, health and safety requirements) and all restrictions contained in any indenture, loan or credit agreement, mortgage, security agreement, bond, note or other agreement or instrument binding on or affecting such Originator or its property, and has and maintains all permits, licenses, authorizations, registrations, approvals and consents of Governmental Authorities for
         (A) the activities and business of such Originator and each of its Subsidiaries as currently conducted and as proposed to be conducted,
         (B) the ownership, use, operation and maintenance by each of them of its properties, facilities and assets and (C) the performance by such Originator and FFI of this Agreement and the Related Documents (the "GOVERNMENTAL CONSENTS"), with respect to which any noncompliance or failure to maintain such items could reasonably be, separately or in the aggregate, expected to result in a Material Adverse Effect;

                        (xv) no practice, procedure or policy employed or proposed to be employed by such Originator in the conduct of its business violates any law, regulation, judgment, agreement, order or decree applicable to such Originator which, if enforced, could reasonably be expected to result in a Material Adverse Effect;

                       (xvi) without limiting the generality of the prior representation, no condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any Governmental Consent applicable to such Originator or any Subsidiary except where such conditions or events could not, separately or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

                      (xvii) such Originator has filed on a timely basis all federal tax returns, reports and statements, including information returns (Form 1120-S), and all state, local and foreign tax returns, reports and statements (to the extent, in the case of any such state, local or foreign tax return, report or statement, that the failure to file, or to pay any tax or other amount which should have been reported thereon, could reasonably be expected to have a Material Adverse Effect), required to be filed and has paid or made adequate provisions for the payment of all taxes, fees, assessments and other governmental charges due from such Originator, no tax lien or similar Adverse Claim has been filed, and no claim is being asserted, with respect to any such tax, fee, assessment, or other governmental charge. Any taxes, fees, assessments and other governmental charges payable by such Originator in connection with the execution and delivery of this Agreement and the Related Documents and the transactions contemplated hereby or thereby have been paid or shall have been paid when due, at or prior to such Transfer Date;

                     (xviii)      with respect to such Originator or any of its
         Subsidiaries, there has occurred no event which has or is reasonably likely to have a material adverse effect on such Originator's operations, including its ability to perform its obligations under this Agreement or the Related Documents, as an Originator, Servicer (in the case of the Parent) or otherwise;

                       (xix) such Originator is licensed or otherwise has the lawful right to use all patents, trademarks, servicemarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as currently conducted, the absence of which could, separately or in the aggregate, reasonably be expected to result in a Material Adverse Effect on any Originator;

                        (xx) each Request Notice delivered by such Originator contains, or if no Request Notice has been delivered, the list of Receivables identified or deemed to be identified pursuant to
         Section 2.01(b) is, a complete and accurate list of all Transferred Receivables, in the case of any Originator other than the Parent, sold by such Originator to FFI as of the relevant Transfer Date or, in the case of the Parent, all Transferred Receivables contributed or sold by the Parent to FFI as of the relevant Transfer Date;

                       (xxi) each Obligor of a Transferred Receivable has been directed, and is required to, remit all payments with respect to such Receivable for deposit in a Lockbox Account or a Lockbox;

                      (xxii) no Obligor of an Eligible Receivable has any claim of a material nature against or affecting such Originator or the property of such Originator;

                     (xxiii)      such Originator is in compliance with ERISA
         and has not incurred and does not expect to incur any liabilities (except for premium payments arising in the ordinary course of business) to the PBGC (or any successor thereof) under ERISA or the Internal Revenue Code where such non-compliance or liabilities could reasonably be expected to result in a Material Adverse Effect;

                      (xxiv) each pension plan or profit sharing plan to which such Originator or any Commonly Controlled Entity is a party has been administered and fully funded in accordance with the obligations of such Originator or Commonly Controlled Entity under law and as set forth in such plan in all material respects;

                       (xxv) such Originator has not agreed to pay any fee or commission to any agent, broker, finder or other person for or on account of services rendered as a broker or finder in connection with this Agreement or the Related Documents or the transactions contemplated hereby or thereby which would give rise to any valid claim against FFI for any brokerage commission or finder's fee or like payment;

                      (xxvi) all information heretofore furnished with respect to such Originator to FFI in connection with any transaction contemplated by this Agreement or the Related Documents is true and complete in all material respects and does not omit to state a material fact necessary to make the statements contained herein or therein not misleading except in the case of plans, forecasts and projections, which are based upon reasonable estimates and assumptions, all of which are fair in light of the conditions existing when delivered are prepared on the basis of the assumptions stated therein, and reflect the reasonable estimate of the Originator submitting such plan, forecast or projection of the results of operations and other information projected therein (it being acknowledged that actual results may vary, and such variations may be material);

                     (xxvii)      no part of the proceeds received by such
         Originator or any Affiliate from the Sale Price will be used directly or indirectly for the purpose of purchasing or carrying, or for payment in full or in part of, Debt that was incurred for the purposes of purchasing or carrying any "margin stock," as such term is defined in Regulations G and U of the Board of Governors of the Federal Reserve System;

                    (xxviii)      there are not now, nor will there be at any
         time in the future, any agreement or understanding between such Originator and FFI (other than pursuant to the Tax Sharing Agreement and as expressly set forth herein) providing for the allocation or sharing of obligations to make payments or otherwise in respect of any taxes, fees, assessments or other governmental charges;

                      (xxix) no transaction contemplated by this Agreement or any of the Related Documents requires compliance with any bulk sales act or similar law;

                       (xxx) the Request Notice with respect to such Transfer Date is accurate in all material respects;

                      (xxxi) each purchase of Receivables under this Agreement will constitute (A) a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended, and (B) a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended;

                     (xxxii)      (A)  such Originator is not a party to any
         indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporation restriction that could reasonably be expected to result in, and no provision of applicable law or governmental regulation could reasonably be expected to result in, a Material Adverse Effect and (B) such Originator is not in default under or with respect to any contract, agreement, lease or other instrument to which such Originator is a party, which default could reasonably be expected to result in a Material Adverse Effect;

                    (xxxiii)      such Originator is not an "investment
         company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, nor is such Originator subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or any other federal or state or foreign statute that restricts or limits such Originator's ability to incur indebtedness, pledge, its assets, or perform its obligations hereunder. The purchase or acquisition of the Transferred Receivables by FFI, the application of the proceeds and the consummation of the transactions contemplated by this Agreement and the other Related Documents to which such Originator is a party will not violate any provision of such Act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder;

                     (xxxiv)      the bylaws or the articles of incorporation
         of such Originator require it to maintain (A) books and records of account, and (B) minutes of the meetings and other proceedings of its shareholders and board of directors;

                      (xxxv) the Lockboxes and the Lockbox Accounts are the only lockboxes and accounts maintained by such Originator into which Collections of any Transferred Receivables are deposited;

                     (xxxvi)      no inventory is or at any time shall be,
         located at 1601 Wallace, #120, Carrollton, Texas; and

                    (xxxvii)      each of the representations and warranties of
         such Originator contained in the Related Documents (other than this Agreement) is true and correct in all material respects and such Originator hereby makes each such representation and warranty to, and for the benefit of, the Collateral Agent, the Operating Agent and Redwood as if the same were set forth in full herein.

                 (b) On each Transfer Date and as of the date of each Investment Base Certificate delivered under the Purchase Agreement with respect to each Transferred Receivable designated as an Eligible Receivable:

                         (i)      such Receivable is an Eligible Receivable;

                        (ii) such Receivable is a receivable created through the provision of merchandise, goods or services by such Originator in the ordinary course of its business in a current transaction;

                       (iii) such Receivable was created in accordance with and satisfies in all material respects all applicable requirements of such Originator's Credit and Collection Policies;

                        (iv) (A) such Receivable represents the genuine, legal, valid and binding obligation in writing of the Obligor enforceable by the holder thereof in accordance with its terms, (B) the holder of such Receivable is able to bring suit or otherwise enforce its remedies against an Obligor through judicial process, (C) neither such Receivable nor its related Contract has been satisfied, subordinated, rescinded or amended in any manner (other than amendments to such Contracts in accordance with the Credit and Collection Policy made prior to such Transfer Date), subject to (x) any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforceability of creditors' rights generally, and (y) general equitable principles, whether applied in a proceeding at law or in equity;

                         (v) neither such Receivable nor its related Contract is or will be subject to any exercise of any right of rescission, set-off, recoupment, counterclaim or defense, whether arising out of transactions concerning the Receivable or otherwise (except in accordance with the Credit and Collection Policies);

                        (vi) prior to its sale or, in the case of the Parent, sale or contribution, to FFI, such Receivable was owned by such Originator free and clear of any Adverse Claim, and such Originator had the right to contribute, sell, assign and transfer the same and interests therein as contemplated under this Agreement and, upon such sale or contribution, FFI will have acquired good and marketable title to and the sole record and beneficial ownership interest in such Receivable, free and clear of any Adverse Claim and, after such sale or contribution, such Receivable did not become subject to any Adverse Claim as a result of any action or inaction of such Originator;

                       (vii) this Agreement and the Assignment constitute a valid sale, contribution, transfer, assignment, setover and conveyance to FFI of all right, title and interest of such Originator in and to such Receivable;

                      (viii) such Receivable is entitled to be paid pursuant to the terms of the related Contract, has not been paid in full or been compromised, adjusted, extended, satisfied, subordinated, rescinded or modified, and is not subject to compromise, adjustment, extension, satisfaction, subordination, rescission, or modification by such Originator (except in accordance with the Credit and Collection Policies);

                        (ix) such Originator has submitted all necessary documentation for payment of such Receivable to the Obligor and has fulfilled all its other obligations in respect thereof;

                         (x) such Receivable is an "account" within the meaning of the UCC of the jurisdiction where such Originator's chief executive office is located;

                        (xi) neither such Receivable nor its related Contract contravenes in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and no party to such related Contract is in violation of any such law, rule or regulation which could have a material adverse effect on the collectibility of such Receivable, the value of such Receivable or the payment terms of such Receivable;

                       (xii) such Receivable does not represent "billed but not yet shipped" goods or merchandise, unperformed services, consigned goods or "sale or return" goods; nor does such Receivable arise from a transaction for which any additional performance by FFI or acceptance or other act of the Obligor remains to be performed as a condition to any payments on such Receivable; provided that, the right of Obligors to return pharmaceutical inventory after the expiration date of such pharmaceutical inventory shall not, in and of itself, render such goods consigned or "sale or return" goods, except to the extent such right of return has been exercised;

                      (xiii) there are no proceedings or investigations pending or threatened before any Governmental Authority (A) asserting the invalidity of such Receivable or such Contract, (B) asserting the bankruptcy or Insolvency of the related Obligor, (C) seeking the payment of such Receivable or payment and performance of such Contract or (D) seeking any determination or ruling that might materially and adversely affect the validity or enforceability of such Receivable or such Contract;

                       (xiv) as of the relevant Transfer Date hereunder, no Obligor on such Receivable is bankrupt or Insolvent, is the debtor in a voluntary or involuntary bankruptcy proceeding, or is the subject of a comparable receivership or insolvency proceeding, other than Obligors under the protection of a bankruptcy court or receivership which has approved payment by any such Obligor of such Receivable; and

                        (xv) such Originator has no knowledge of any fact (including any defaults by the Obligor on any other accounts) which leads it or should have led it to expect that any payments on such Receivable will not be paid in full when due or to expect any other Material Adverse Effect.

                 (c)      The representations and warranties described in this
Section 4.01 shall survive the sale or contribution of the Transferred Receivables to FFI, any subsequent assignment of the Transferred Receivables by FFI, and the termination of this Agreement and the Related Documents and shall continue so long as any Transferred Receivable shall remain outstanding.

                 SECTION 4.02.  Covenants of the Originators.

                 (a) Offices and Records. Each Originator shall keep its chief place of business and chief executive offices and the office where it keeps its Records at the respective locations specified in Schedule 1 hereto or, upon at least 30 days prior written notice to FFI and the Collateral Agent, at such other location in a jurisdiction where all action required by Section 4.02(d) shall have been taken with respect to the Transferred Receivables.
Each Originator shall, for not less than three years or for such longer period as may be required by law, from the date on which any Transferred Receivable arose, maintain the Records with respect to each Transferred Receivable, including records of all payments received, credits granted and merchandise returned. Each Originator will permit representatives of FFI, the Servicer, the Operating Agent or the Collateral Agent at any time and from time to time during normal business hours (unless an Incipient Event or a Termination Event shall have occurred and be continuing, in which event no notice shall be required and there shall be no limitation on the frequency with which representatives of FFI, the Servicer, the Operating Agent or the Collateral Agent shall have such access (without regard for normal business hours)), (i) to inspect and make copies of and abstracts from such records, and (ii) to visit the properties of such Originator utilized in connection with the collection, processing or servicing of the Transferred Receivables for the purpose of examining such Records, and (iii) to discuss matters relating to the Transferred Receivables or such Originator's performance under this Agreement or the affairs, finances and accounts of such Originator with any of its officers, directors, employees, representatives or agents (in each case, with those persons having knowledge of such matters) and with its independent certified accountants. Each Originator will advise such accountants that FFI, the Operating Agent, the Servicer and the Collateral Agent have been authorized to review and discuss with such accountants any and all financial statements and other information of any kind that they may have with respect to such Originator, in each instance, provided that FFI, the Operating Agent, the Servicer or the Collateral Agent shall (i) give the Parent prior notice of each intended communication with such accountants and of each request to have such accountants made available to FFI, the Operating Agent, the Servicer or the Collateral Agent and such financial information and material and (ii) permit a representative of the Parent to be present at any such communication or making available of such financial information and material. On or before the Effective Date, each Originator shall deliver a letter (the "ACCOUNTANTS' LETTER") addressed to such accountants instructing them to make available to FFI, the Operating Agent, the Servicer and the Collateral Agent such information and records as FFI, the Operating Agent, the Servicer and the Collateral Agent may reasonably request and to otherwise comply with the
provisions of this Section 4.02(a).   After the Effective Date, if any
Originator engages the services of accountants for audit purposes other than Deloitte & Touche, LLP, it shall deliver a letter addressed to such accountants containing substantially the same terms and provisions as the Accountant's Letter. In connection with the foregoing, each Originator, the Operating Agent or the Collateral Agent may institute procedures to permit it to confirm the Obligor outstanding balances in respect of any Transferred Receivables. Each Originator agrees to render to FFI, the Operating Agent and the Collateral Agent, at such Originator's own cost and expense, such clerical and other assistance as may be reasonably requested with regard to the foregoing. If a Termination Event under the Purchase Agreement shall have occurred and be continuing, promptly upon request therefor, each Originator shall assist FFI in delivering to the Operating Agent records reflecting activity through the close of business on the immediately preceding Business Day.

                 (b) Compliance With Credit and Collection Policies. Each Originator shall comply in all material respects with the Credit and Collection Policies with regard to each Transferred Receivable and the related Contracts, and with the terms of such Receivables and Contracts and shall give written notice to FFI and each assignee of each change made to the Credit and Collection Policies immediately upon or prior to the effectiveness thereof.

                 (c) Notice of Adverse Claim. Each Originator shall advise FFI and any assignees, promptly, in reasonable detail, (i) of any Adverse Claim known to it made or asserted against any of the Transferred Receivables, (ii) of any determination that a Sold Receivable, or any other Receivable designated as an Eligible Receivable in a Request Notice or otherwise, was not an Eligible Receivable at such time and (iii) of the occurrence of any event which would have a material adverse effect on the aggregate value of the Transferred Receivables or on the validity of the transfers in this Agreement.

                 (d)      Further Assurances; Financing Statements.

                         (i) Each Originator agrees that at any time and from time to time, at its expense, it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable or that FFI or any assignee may request to perfect, preserve, continue and maintain fully and protect the transfers made and the right, title and interests (including any security interests) granted to FFI by this Agreement or to enable FFI, or any assignee to exercise and enforce its rights and remedies under this Agreement or any of the Related Documents with respect to any Transferred Receivables. Without limiting the generality of the foregoing, each Originator shall execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or that FFI or any assignee may request to protect and preserve and perfect the transfers and security interests granted by this Agreement, free and clear of all Adverse Claims.

                        (ii) Each Originator hereby authorizes FFI and the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Transferred Receivables without the signature of such Originator where permitted by law. A carbon, photographic or other reproduction of this Agreement or any notice or financing statement covering the Transferred Receivables or any part thereof shall be sufficient as a notice or financing statement where permitted by law.

                 (e) Assignment. Each Originator acknowledges and agrees that, to the extent permitted under the Purchase Agreement, FFI may assign all of its right, title and interest in, to and under the Transferred Receivables and FFI Loans and its right, title and interest under this Agreement, including its right to exercise the remedies created by Section 4.04. Each Originator agrees that, upon such assignment, the assignee under the Purchase Agreement may enforce directly, without joinder of FFI, the repurchase obligations of such Originator set forth in Section 4.04 with respect to breaches of the representations and warranties or covenants set forth in Section 4.01 and 4.02.

                 (f) Compliance With Agreements and Applicable Laws. Each Originator shall (i) perform each of its obligations under this Agreement and the Related Documents, (ii) comply with all requirements of any law, rule or regulation applicable to it, except for such noncompliance which could not reasonably be expected to result in a Material Adverse Effect and could not reasonably be expected to subject such Originator or FFI to any criminal penalties and (iii) maintain the ability to bring suit or otherwise enforce its remedies against an Obligor through judicial process.

                 (g) Corporate Existence. Each Originator shall maintain its corporate existence and shall at all times continue to be duly organized under the laws of the state of its incorporation and duly qualified and duly authorized (as described in Section 4.01) and shall conduct its business in accordance with the terms of its certificate of incorporation and bylaws.

                 (h) Notice of Material Event. Each Originator shall promptly inform FFI and any assignee (except in respect of clause (i), in which case each Originator shall immediately inform FFI and any assignee) in writing of the occurrence of any of the following:

                         (i) the submission of any claim or the initiation of any legal process, litigation or administrative or judicial investigation against such Originator or with respect to or in connection with all or any portion of the Transferred Receivables, involving potential damages or penalties in an amount in excess of $1,000,000 in respect of any Transferred Receivable or an amount in excess of $10,000,000 in respect of any Originator individually or (to the extent such litigation, claims or other actions are related) in the aggregate;

                        (ii)      any change in the location of such
         Originator's principal office or any change in the location of such Originator's books and records;

                       (iii) the commencement or threat of any rule making or disciplinary proceedings or any proceedings instituted by or against such Originator in any federal, state or local court or before any governmental body or agency, or before any arbitration board, or the promulgation of any proceeding or any proposed or final rule which could reasonably be expected to result in a Material Adverse Effect;

                        (iv) the commencement of any proceedings by or against such Originator under any applicable bankruptcy, reorganization, liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been, or may be, appointed or requested for such Originator or any of its assets;

                         (v)      the receipt of notice that (A) such
         Originator is being placed under regulatory supervision, (B) any license, permit, charter, registration or approval necessary for the conduct of such Originator's business is to be, or may be, suspended or revoked, or (C) such Originator is to cease and desist any practice, procedure or policy employed by such Originator in the conduct of its business, and such cessation could reasonably be expected to result in a Material Adverse Effect; or

                        (vi) any other event, circumstance or condition that has had, or has a material possibility of resulting in, a Material Adverse Effect.

                 (i) Maintenance of Licenses. Each Originator shall maintain all licenses, permits, charters and registrations which are material to the conduct of its business.

                 (j) Use of Proceeds. Each Originator shall apply its funds towards general corporate purposes (including the retirement or repayment of third party debt) and towards the other sums payable by such Originator under this Agreement and the Related Documents in connection with the transactions contemplated hereby and by the Related Documents and for no other purpose.

                 (k)      Separate Identity.

                         (i) Each Originator shall maintain corporate records and books of account separate from those of FFI.

                        (ii) The financial statements of the Parent and its consolidated Subsidiaries shall disclose (A) the effects of such Originator's transactions in accordance with GAAP and (B) that the assets of FFI are not available to pay creditors of any Originator or any other Affiliate of such Originator.

                       (iii) The annual financial statements of the Parent and its consolidated Subsidiaries (including FFI) will contain footnotes or other information to the effect that with respect to FFI:
         (A) FFI's business consists of the purchase of the Receivables from the Originators and (B) FFI is a separate corporate entity with its own separate creditors, which upon its liquidation will be entitled to be satisfied out of FFI's assets prior to any value in FFI becoming available to FFI's equityholders.

                        (iv) The resolutions, agreements and other instruments underlying the transactions described in this Agreement shall be continuously maintained by each Originator as official records.

                         (v) Each Originator shall use its best efforts to maintain an arm's-length relationship with FFI and will not hold itself out as being liable for the debts of FFI.

                        (vi) Each Originator shall use its best efforts to keep its assets and its liabilities wholly separate from those of FFI.

                       (vii) Each Originator will conduct its business solely in its own name through its duly authorized officers or agents so as not to mislead others as to the identity of such Originator.

                      (viii) Each Originator will use its best efforts to avoid the appearance of conducting business on behalf of FFI or that the assets of such Originator are available to pay the creditors of FFI.

                        (ix) The Parent will cause operating expenses and liabilities of FFI to be paid from FFI's funds, whether directly or by reimbursement to the Parent by FFI.

                 (l) ERISA. Each Originator shall give the Operating Agent prompt notice of each of the following events (but in no event more than 30 days after the occurrence of the event): (i) an Accumulated Funding Deficiency, (ii) the failure to make a material required contribution to a Plan or Multiemployer Plan (but in no event will a contribution failure sufficient to give rise to a lien under Section 302(f) of ERISA be considered immaterial),
(iii) a Reportable Event, (iv) any action by a Commonly Controlled Entity to terminate any Plan or withdraw from any Multiemployer Plan, (v) any action by the PBGC to terminate or appoint a trustee to administer a Plan, (vi) the reorganization or insolvency of any Multiemployer Plan and (vii) an aggregate Underfunding for all Underfunded Plans in excess of $100,000.

                 (m) Cooperation With Requests for Information or Documents. Each Originator will cooperate fully with all reasonable requests of FFI or any assignee regarding the provision of any information or documents, necessary, including the provision of such information or documents in electronic or machine-readable format, or desirable to allow FFI and each assignee to carry out its responsibilities under the Related Documents.

                 (n) Payment, Performance and Discharge of Obligations. Each Originator will pay, perform and discharge all of its obligations and liabilities, including, without limitation, all taxes, assessments and governmental charges upon its income and properties when due, the non-payment, performance or discharge of which could reasonably be expected to result in a Material Adverse Effect, unless and to the extent only that such obligations, liabilities, taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings and that, to the extent required by GAAP, proper and adequate book reserves relating thereto are established by such Originator and then only to the extent that a bond is filed in cases where the filing of a bond is necessary to avoid the creation of an Adverse Claim against any of its properties.

                 (o) Deposit Collections. Each Originator shall deposit all Collections it may receive in respect of Transferred Receivables into a Lockbox Account within one Business Day of receipt.

                 SECTION 4.03. Negative Covenants of the Originators. Each Originator shall not, without the written consent of FFI and each assignee of FFI's rights:

                 (a) sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, or assign any right to receive income in respect of any Transferred Receivable or related Contract with respect thereto, or upon or with respect to any Lockbox or any Lockbox Account (except as created in favor of FFI hereby or in the case of any Lockbox or Lockbox Account pursuant to the Inventory Facility, the Security Agreement or the Intercreditor Agreement);

                 (b) extend, amend, forgive, discharge, compromise, cancel or otherwise modify the terms of any Transferred Receivable, or amend, modify or waive any term or condition of any Contract related thereto (except as to the Parent in its capacity as the Servicer under the Purchase Agreement);

                 (c) make any change in its instructions to Obligors regarding payments to be made to FFI or payments to be deposited to a Lockbox or a Lockbox Account other than in accordance with the Credit and Collection Policy;

                 (d) merge with or into, consolidate with or into (other than consolidation for tax reporting purposes), convey, transfer, lease or otherwise dispose of all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, any Person (whether in one transaction or in a series of transactions) except that:

                         (i) any Originator may merge or be consolidated with any other Originator;

                        (ii) any Originator may be liquidated or dissolved if in connection therewith all of its assets are transferred to any other Originator;

                       (iii) each Originator may lease, as lessee, real or personal property in the ordinary course of business;

                        (iv) any Originator may lease or acquire assets in the ordinary course of business from any other Originator;

                         (v) each Originator may sell Inventory in the ordinary course of business;

                        (vi) each Originator may make bulk sales of Inventory other than in the ordinary course of business for fair market value and with a cash payment of not less than 20% of the purchase price therefore, provided that all such sales of Inventory under this Section 4.03(d)(vi) shall not exceed $30,000,000 in the aggregate;

                       (vii) the Parent may make the IS Sale or sell assets in connection with the creation of, and subject to, a Permitted SL Transaction; and

                      (viii) any Originator may acquire substantially all of the assets of any Person or 100% of all classes of capital stock of any Person or any assets of any Person not in the ordinary course of business, so long as, in any such case (A) both immediately prior to, and after giving effect to, any such acquisition, no Incipient Event, Event of Termination or Event of Servicer Termination would exist (including, without limitation, any breach of any covenant in Exhibit H to the Purchase Agreement, assuming for this purpose that the assets or stock so acquired had been, on a pro forma basis, included in the consolidated statements of FoxMeyer Corporation delivered for the fiscal quarter most recently ended) and all representations and warranties of the Originators shall be true and correct (it being understood that representations and warranties made as of a specified date shall only be made (or deemed made or repeated) as of such specified date), (B) the Operating Agent and the Collateral Agent shall be reasonably satisfied with all documentation in connection with such acquisition (including, without limitation, the terms of all documents evidencing, governing or creating Debt or Adverse Claims assumed, incurred or otherwise constituting consideration for such acquisition), (C) the total consideration for such acquisition (including, without limitation, debt or other liabilities and Adverse Claims assumed or attaching to purchased assets, and Debt (on terms and pursuant to documentation reasonably acceptable to the Operating Agent and the Collateral Agent) issued in connection with such acquisition), when added to the total consideration for all prior acquisitions made on or after the Effective Date under this paragraph
         (viii), shall not exceed $50,000,000, and (D) the Operating Agent and the Collateral Agent and the Purchaser shall have received not less than thirty (30) days' prior written notice of such acquisition.

                 (e) make statements or disclosures or prepare any financial statements which shall account for the transactions contemplated by this Agreement in any manner other than as a sale or absolute assignment of the Transferred Receivables to FFI, or in any other respect account for or treat the transactions contemplated hereby (including but not limited to, for accounting, tax and reporting purposes) in any manner other than as a sale or absolute assignment of the Transferred Receivables;

                 (f) amend, supplement or otherwise modify its certificate of incorporation or bylaws (or permit any of the foregoing) in any manner which may (i) adversely affect the Purchaser or its assigns, the Transferred Receivables or the ability of such Originator to perform its obligations under the Related Documents or (ii) violate (or authorize or permit acts or events which may violate) any of the provisions of the Related Documents;

                 (g) (i) take any action, or fail to take any action, if such action or failure to take action may interfere with the enforcement of any rights under this Agreement or the Related Documents that are material to the rights, benefits or obligations of FFI or any assignee (however, nothing herein shall be construed to constitute a guarantee of collectibility by such Originator); (ii) waive or alter any rights with respect to the Transferred Receivables (or any agreement or instrument relating thereto); (iii) take any action, or fail to take any action, if such action or failure to take action may interfere with the enforcement of any rights with respect to the Transferred Receivables; or (iv) fail to pay any tax, assessment, charge, fee or other obligation of such Originator with respect to the Transferred Receivables, or fail to defend any action, if such failure to pay or defend may adversely affect the priority or enforceability of the first priority perfected interest of FFI in the Transferred Receivables or such Originator's right, title or interest in the Transferred Receivables;

                 (h) neither such Originator nor any Commonly Controlled Entity will:

                         (i) terminate any Plan so as to incur any material liability to the PBGC;

                        (ii) knowingly participate in any "prohibited transaction" (as defined in ERISA) involving any Plan or Multiemployer Plan or any trust created thereunder which would subject any of them to a material tax or penalty on prohibited transactions imposed under
         Section 4975 of the Internal Revenue Code or ERISA;

                       (iii) fail to pay to any Plan or Multiemployer Plan any contribution which it is obligated to pay under the terms of such Plan or Multiemployer Plan, if such failure would cause such plan to have any material Accumulated Funding Deficiency, whether or not waived; or

                        (iv) allow or suffer to exist any occurrence of a Reportable Event, or any other event or condition, which presents a material risk of termination by the PBGC on any Plan or Multiemployer Plan, to the extent that the occurrence or nonoccurrence of such Reportable Event or other event or condition is within the control of it or any Commonly Controlled Entity;

                 (i) make any material change to the Credit and Collection Policies without the prior written consent of FFI and each assignee; or

                 (j) take or permit (other than with respect to actions taken or to be taken solely by a Government Authority) to be taken any action which would have the effect directly or indirectly of subjecting interest on any of the Purchases or the Commercial Paper to withholding taxation in the hands of, respectively, FFI, Redwood or holders of the Commercial Paper generally who are residents of the United States, and will perform all of such Originator's obligations under this Agreement and the Related Documents to prevent or cure any default by such Originator which would have the effect, directly or indirectly, of subjecting interest on any of the Purchases or the Commercial Paper to withholding taxation.

                 SECTION 4.04. Breach of Representations, Warranties or Covenants. Upon discovery by any Originator, FFI, or any assignee of FFI's rights hereunder, that any of the representations, warranties or covenants described in Sections 4.01(b), 4.02(b), (c) or (f)(iii) or 4.03 (a), (b), (c) or (g) have been breached such that they are or were untrue or incorrect in any respect, which breach is reasonably likely to have a material adverse effect on the value of a Transferred Receivable or the interests of FFI or any assignee therein, the party discovering the same shall give prompt written notice to the other parties. Thereafter, if requested by notice from FFI or any assignee, or if the relevant Originator so desires, the Originator that breached such representation, warranty or covenant shall, on the next succeeding Business Day, either (i) repurchase such Transferred Receivable from FFI in consideration of cash, (ii) transfer ownership of a new Eligible Receivable or new Eligible Receivables on such Business Day; or (iii) in the case of the Parent, make a capital contribution of the Rejected Amount in cash to FFI by remitting the amount of such capital contribution to the Collection Account in accordance with the terms of the Purchase Agreement, in the case of clauses
(i), (ii) and (iii) in an amount equal to the Billed Amount of such Transferred Receivable less Collections received in respect thereof. Notwithstanding the foregoing, if any Receivable is not paid in full on account of any Dilution Factors, the Originator's repurchase obligation under this Section 4.04 shall be reduced by the amount of any such Dilution Factors taken into account in the Sale Price.


                                   ARTICLE V

                                INDEMNIFICATION

                 SECTION 5.01.  Indemnification.

                 (a) Without limiting any other rights that FFI, any of its shareholders, officers or agents, or any assignee of FFI's rights hereunder or such assignee's shareholders, officers, employees or agents (each, an "INDEMNIFIED PARTY") may have hereunder or under applicable law, each Originator hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses, liabilities, obligations, damages, penalties, actions, judgments, suits, and costs and expenses of any nature whatsoever related thereto, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") which may be imposed on, incurred by or asserted against an Indemnified Party in any way arising out of or resulting from the breach of (including, without limitation, the matters set forth in the next succeeding sentence) this Agreement or any Related Documents by such Originator or the use by such Originator of proceeds of any purchase or assignment hereunder or in respect of any Transferred Receivable or any Contract, excluding, however, (a) Indemnified Amounts to the extent resulting solely from gross negligence, acts of bad faith or willful misconduct on the part of such Indemnified Party or (b) recourse for uncollectible or uncollected Transferred Receivables. Without limiting or being limited by the foregoing, except as set forth in clauses (a) and (b) of the immediately preceding sentence, each Originator shall pay on demand to each Indemnified Party any and all Indemnified Amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from:

                         (i) reliance on any representation or warranty made or deemed made by such Originator (or any of its officers) under or in connection with this Agreement or any Related Document, any report or any other information delivered by such Originator pursuant hereto, which shall have been incorrect in any material respect when made or deemed made or delivered;

                        (ii) the failure by such Originator to comply with any term, provision or covenant contained in this Agreement, any Related Document or any agreement executed in connection with this Agreement, with any applicable law, rule or regulation with respect to any Transferred Receivable or the related Contract, or the nonconformity of any Transferred Receivable or the related Contract with any such applicable law, rule or regulation; or

                       (iii) the failure to vest and maintain vested in FFI, or to transfer to FFI, legal and equitable title to and ownership of the Receivables which are, or are purported to be, Transferred Receivables, together with all Collections and Proceeds in respect thereof, free and clear of any Adverse Claim (except as permitted hereunder) whether existing at the time of the proposed sale of such Receivable or at any time thereafter.

                 SECTION 5.02. Assignment of Indemnities. Each Originator acknowledges that, to the extent permitted under the Purchase Agreement, FFI may assign its rights of indemnity granted hereunder and upon such assignment, such assignee shall have all rights of FFI hereunder and may in turn assign such rights. Each Originator agrees that, upon such assignment, such assignee, may enforce directly, without joinder of FFI, the indemnities set forth in this
Article V.

                                   ARTICLE VI

                            FFI LOANS TO THE PARENT

                 SECTION 6.01. FFI Loans. From time to time, FFI may, on the terms and subject to the conditions of this Agreement upon request of the Parent, make advances (each, a "FFI LOAN") to the Parent to the extent of its available funds during the term of this Agreement in an aggregate principal amount at any one time outstanding up to, but not exceeding, the Maximum Purchase Limit. Subject to the terms of this Agreement, the Parent may borrow, repay and reborrow; provided that no such FFI Loans may be made if, after giving effect thereto, an Incipient Event, a Termination Event or an Event of Servicer Termination, or an event which, upon the giving of notice or the passage of time, or both would become an Event of Servicer Termination has occurred and is continuing or there would be a Purchase Excess.

                 SECTION 6.02. Notices Relating to Loans. The Parent shall give FFI and each assignee one Business Day prior written notice of each borrowing and repayment of each FFI Loan. Each such notice of borrowing or repayment shall specify the amount of FFI Loans to be borrowed or repaid and the date of such action (which shall be a Business Day).

                 SECTION 6.03. Disbursement of Loan Proceeds. Not later than 11:00 a.m., New York City time, on the date specified for each FFI Loan hereunder, FFI shall transfer, by wire transfer or otherwise, but in any event in immediately available funds, the amount of FFI Loan to be made on such date, to the account designated by the Parent, in accordance with instructions previously supplied to FFI.

                 SECTION 6.04.  Parent Note.

                 (a) FFI Loans made by FFI hereunder shall be evidenced by a single promissory note of the Parent in substantially the form of Exhibit B hereto (the "PARENT NOTE"). The Parent Note shall be dated the date of this Agreement, shall be payable to the order of FFI in a principal amount equal to $275,000,000 and shall otherwise be duly completed.

                 (b) FFI shall enter on a schedule attached to the Parent Note a notation (which may be computer generated) with respect to each FFI Loan made hereunder of: (i) the date and principal amount thereof and (ii) each payment and repayment of principal thereof. The failure of FFI to make a notation on the schedule to the Parent Note as aforesaid shall not limit or otherwise affect the obligation of the Parent to repay FFI Loans in accordance with their respective terms as set forth herein.

                 SECTION 6.05. Principal Repayments. FFI Loans may be repaid by the Parent at any time and from time to time, in whole or in part, upon prior written notice to FFI and each assignee as provided in Section 6.02. In addition, FFI Loans shall be payable immediately on demand of FFI. Any amount so repaid may, subject to the terms and conditions hereof, be reborrowed hereunder; provided, however, that all repayments of FFI Loans or any portion thereof shall be made together with payment of all interest accrued on the amount repaid to (but excluding) the date of such repayment.

                 SECTION 6.06.  Interest.

                 (a) On each monthly anniversary of the date hereof, the Parent shall pay to FFI interest at the rate shown in the Wall Street Journal as the "Prime Rate" on such date (the "PARENT INTEREST RATE") on the unpaid principal amount of each FFI Loan for the period commencing on and including the date of such FFI Loan until but excluding the date of such monthly anniversary and such FFI Loan shall be paid in full.

                 (b) Notwithstanding the foregoing, the Parent shall pay interest on unpaid interest, on any FFI Loan or any installment thereof, and on any other amount payable by the Parent hereunder (to the extent permitted by law) that shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise) for the period commencing on the due date thereof to (but excluding) the date the same is paid in full at the applicable Parent Interest Rate.

                 SECTION 6.07. Time and Method of Payments. All payments of principal, interest and other amounts (including indemnities) payable by the Parent under this Article VI shall be made in dollars, in immediately available funds, to FFI not later than 11:00 a.m., New York City time, on the date on which such payment shall become due. Any such payment made on such date but after such time shall, if the amount paid bears interest, be deemed to have been made on, and interest shall continue to accrue and be payable thereon until, the next succeeding Business Day. If any payment of principal or interest becomes due on a day other than a Business Day, such payment may be made on the next succeeding Business Day and such extension shall be included in computing interest in connection with such payment. All payments under this
Article VI and under the Parent Note shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement and the Parent Note. Upon payment in full of the Parent Note, following the end of the term of this Agreement, FFI shall mark the Parent Note "Paid" and return it to the Parent.


                                  ARTICLE VII

                              COLLATERAL SECURITY

                 SECTION 7.01. Security Interest. Each Originator hereby grants to FFI a security interest ("SECURITY INTEREST") in the following property, wherever located and whether now owned or hereafter acquired by such Originator (collectively, the "COLLATERAL"):

                 (a) all accounts, inventory, general intangibles (excluding leases of Real Property and Equipment), chattel paper, documents, and instruments (each as defined in the UCC), whether or not specifically assigned to FFI;

                 (b) all books, records and other information (including, without limitation, computer programs, tapes, disks, data processing software, and other related property and rights) at any time evidencing or relating to any Collateral;

                 (c) all monies, securities and other property, now or hereafter held or received by, or in transit to FFI from or for such Originator, and all of FFI's credits, and balances with such Originator existing at any time; and

                 (d) all Proceeds, accessions, substitutions, rents and profits of any and all of the foregoing Collateral (including Proceeds that constitute property of the types described in Sections 7.01(a) through (c) above) and, to the extent not otherwise included, all payments under insurance (whether or not FFI or any assignee or agent on behalf of FFI is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, excluding however, Real Property and Equipment.

                 SECTION 7.02. Indebtedness Secured. The Security Interest secures payment of any and all recourse obligations of each Originator to FFI or any assignee hereunder, including but not limited to those set forth in Sections 4.04 and 5.01.

                 SECTION 7.03. Other Collateral; Rights in Receivables. Nothing contained in this Article shall limit the rights of FFI or any assignee in and to any other collateral which may have been or may hereafter be granted to FFI by any Originator or any third party pursuant to any other agreement nor the rights of FFI or any assignee under any of the Transferred Receivables.

                 SECTION 7.04.  Further Action Evidencing Security Interest.

                 (a) Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or appropriate or that FFI or any assignee may reasonably request in order to perfect, protect or more fully evidence the Sale, contribution or the Security Interest, or to enable FFI or any assignee to exercise or enforce any of its rights hereunder. Without limiting the generality of the foregoing, each Originator will, upon the request of FFI or any assignee: (i) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate or as FFI or any assignee may request, in order to perfect, protect, or evidence such Security Interest and (ii) mark conspicuously or segregate any Collateral in a manner acceptable to FFI and any assignee.

                 (b) Each Originator hereby authorizes FFI and any assignee to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relating to all or part of any of FFI's or such assignee's interest now existing or hereafter arising with respect to the Collateral now existing or hereafter arising without the signature of such Originator where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral, or any part thereof, shall be sufficient as a financing statement where permitted by law.

                 (c) If any Originator fails to perform any agreement or obligations under this Section 7.04, FFI or any assignee may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of FFI or any assignee incurred in connection therewith shall be payable by such Originator upon FFI's or such assignee's demand therefor.


                                  ARTICLE VIII

                                 MISCELLANEOUS

                 SECTION 8.01. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile, telex and express mail) and mailed or telecommunicated, or delivered as to each party hereto, at its address set forth on Schedule 1 or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall not be effective until received by the party to whom such notice or communication is addressed.

                 SECTION 8.02. No Waiver; Remedies. No failure on the part of an Originator or FFI or any assignee of FFI to exercise, and no delay in exercising, any right hereunder or under any Assignment shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any other remedies provided by law.

                 SECTION 8.03. Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of each Originator and FFI, and their respective successors and permitted assigns. Except as contemplated herein, none of the parties may assign any of its rights and obligations hereunder or any interest herein without the prior written consent of the other parties. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until its termination; provided, that the rights and remedies pursuant to Section 4.04 with respect to any breach of any representation, warranty or covenants made by any Originator pursuant to Sections 4.01, 4.02 and 4.03 and the indemnification and payment provisions of Article V shall be continuing and shall survive any termination of this Agreement.

                 SECTION 8.04. No Proceedings. Each Originator agrees that it will not, directly or indirectly, institute, or cause to be instituted, against FFI any proceeding of the type referred to in Section 9.01(c) of the Purchase Agreement so long as there shall not have elapsed one year plus one day since the latest maturing Commercial Paper and allocated to FFI has been paid in full in cash.

                 SECTION 8.05. Amendments; Consents and Waivers. No modification, amendment or waiver of, or with respect to, any provision of this Agreement, and all other agreements, instruments and documents delivered in connection therewith, nor consent to any departure by any Originator or FFI from any of the terms or conditions hereof or thereof, shall be effective unless it shall be in writing and signed by each of the parties hereto, and prior written consent is given by Redwood and the Collateral Agent. Any waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent or demand in any case shall, in itself, entitle any party to any other consent or further notice or demand in similar or other circumstances. This Agreement and the documents referred to herein embody the entire agreement of the Originators and FFI with respect to the Transferred Receivables and supersede all prior agreements and understandings relating to the subject hereof.

                 SECTION 8.06. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

                 (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

                 (b) EACH ORIGINATOR AND FFI HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE ADDRESS SET FORTH ON SCHEDULE 1 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. EACH ORIGINATOR AND FFI HEREBY WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY ORIGINATOR OR FFI TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

                 (c) EACH ORIGINATOR AND FFI HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.





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
                 SECTION 8.07. Execution in Counterparts; Severability. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and both of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations in any jurisdiction, or of such provision or obligation in any jurisdiction, shall not in any way be affected or impaired thereby.

                 SECTION 8.08. Descriptive Headings. The descriptive headings of the various sections of this Agreement are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

                 SECTION 8.09. No Setoff. Each Originator's obligations under this Agreement shall not be affected by any right of setoff, counterclaim, recoupment, defense or other right such Originator might have against FFI, Redwood, the Operating Agent, the Collateral Agent or any assignee, all of which rights are hereby waived by such Originator.

                 SECTION 8.10. Further Assurances. Each Originator agrees to do such further acts and things and to execute and deliver to FFI, Redwood, the Operating Agent or any assignee such additional assignments, agreements, powers and instruments as FFI, Redwood, the Operating Agent or any assignee may require or deem advisable to carry into effect the purposes of this Agreement or to better assure and confirm unto any such party its respective rights, powers and remedies hereunder.

                 SECTION 8.11.  Confidentiality.

                 (a) Except to the extent otherwise required by applicable law, as required to be filed publicly with the Securities and Exchange Commission, or unless the Affected Party shall otherwise consent in writing, each Originator and FFI agree to maintain the confidentiality of this Agreement (and all drafts of this agreement and documents ancillary to this Agreement) in its communications with third parties other than any Affected Party or any Indemnified Party and otherwise and not to disclose, deliver or otherwise make available to any third party (other than its directors, officers, employees, accountants or counsel) the original or any copy of all or any part of this Agreement (or any draft of this Agreement and documents ancillary to this Agreement) except to an Affected Party or an Indemnified Party.

                 (b) Each Originator agrees that it shall not (and shall not permit any of its Subsidiaries to) issue any news release or make any public announcement pertaining to the transactions contemplated by this Agreement and the Related Documents without the prior written consent of FFI and its assignees (which consent shall not be unreasonably withheld) unless such news release or public announcement is required by law, in which case such Originator shall consult with FFI and its assignees prior to the issuance of such news release or public announcement. Any Originator may, however, disclose the general terms of the transactions contemplated by this Agreement and the Related Documents to trade creditors, suppliers and other similarly situated Persons so long as such disclosure is not in the form of a news release or public announcement.

                 SECTION 8.12. Assignment of Agreement. Each Originator acknowledges that, to the extent permitted under the Purchase Agreement, FFI may assign its rights granted hereunder, including any rights in the Collateral granted under Article VII, and upon such assignment, such assignee shall have all rights of FFI hereunder and, to the extent permitted under the Purchase Agreement, may in turn assign such rights. Each Originator agrees that, upon such assignment, such assignee may enforce directly, without joinder of FFI, the rights set forth in this Agreement.

                 IN WITNESS WHEREOF, the parties have caused this Receivables Transfer Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        FOXMEYER DRUG COMPANY


                                        By:
                                           -------------------------------------
                                           Name: Grady E. Schleier
                                           Title: Vice President and Treasurer


                                        FOXMEYER FUNDING, INC.


                                        By:
                                          --------------------------------------
                                           Name: Mark A. Cox
                                           Title: Assistant Treasurer






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